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Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the NuVasive, Inc. 1998 Stock Option/Issuance Plan, 2004 Equity Incentive Plan and 2004 Employee Stock Purchase Plan, of our report dated February 20, 2004, except for paragraphs 3 through 5 of Note 9, as to which the date is April 21, 2004, with respect to the consolidated financial statements of Nuvasive, Inc. included in its Registration Statement (Form S-1 No. 333-113344) and related Prospectus.

/s/ ERNST & YOUNG LLP

San Diego, California
June 16, 2004

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  Exhibit 23.1